UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

March 2, 2015
Date of Report (Date of earliest event reported)

Howard Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-35489	20-3735949
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

6011 University Boulevard, Suite 370, Ellicott City, Maryland	21043
(Address of principal executive offices)	(Zip Code)

(410) 750-0020
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01                      Entry into a Material Definitive Agreement.

Merger Agreement with Patapsco Bancorp, Inc.

On March 2, 2015, Howard Bancorp, Inc., a Maryland corporation (“Howard”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Patapsco Bancorp, Inc., a Maryland corporation (“Patapsco”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Patapsco will merge with and into Howard, with Howard continuing as the surviving entity (the “Merger”). Immediately following the consummation of the Merger, The Patapsco Bank, a Maryland-state chartered commercial bank and wholly-owned subsidiary of Patapsco (“Patapsco Bank”), will merge with and into Howard Bank, a Maryland-state chartered commercial bank and wholly-owned subsidiary of Howard, with Howard Bank continuing as the surviving entity. The Merger Agreement was approved by the Board of Directors of each of Howard and Patapsco. Patapsco stockholders may seek appraisal rights as objecting stockholders under Maryland law.

Subject to the terms and conditions of the Merger Agreement, upon completion of the Merger, Patapsco stockholders will have the right to receive consideration with a fixed value of $10,053,000 (or $5.09 per share based upon 1,974,843 shares of Patapsco common stock outstanding) with 20% payable in cash and 80% payable in shares of Howard common stock (in aggregate, the “Merger Consideration”).  The number of shares of Howard common stock constituting the stock portion of the Merger Consideration will be determined by dividing $8,042,400 by the average closing price of Howard common stock for the 20 trading days prior to the five business days prior to the effective time of the Merger (the “Average Closing Price”), except that in no event will (i) such number of shares be less than 478,702 or more than 893,577 and (ii) the fraction (the “Exchange Ratio”) obtained by dividing $5.09 by the Average Closing Price be less than 0.3030 or more than 0.5656.  The per share cash consideration payable as Merger Consideration is $5.09.  Howard also has the right to change the mix of cash and stock payable as Merger Consideration at its election, but in no event will the cash portion exceed 50% of the Merger Consideration.  The Exchange Ratio is subject to customary anti-dilution adjustments in the event of stock splits, stock dividends and similar transactions involving Howard common stock.

The Merger Agreement contains customary representations and warranties from both Howard and Patapsco that are qualified by the confidential disclosures provided to the other party in connection with the Merger Agreement.

Patapsco has agreed to various customary covenants and agreements, including (1) to conduct its business in the ordinary course in all material respects during the interim period between the execution of the Merger Agreement and the consummation of the Merger, (2) not to engage in certain kinds of transactions or take certain actions during this period (without the prior written consent of Howard) and (3) to convene and hold a meeting of its stockholders to consider and vote upon the Merger. In addition, subject to certain limited exceptions, Patapsco is subject to restrictions on its ability to solicit alternative acquisition proposals, provide information and engage in discussion with third parties.

Howard plans to redeem all of the outstanding shares of Patapsco’s Series A Cumulative Perpetual Preferred Stock and Series B Perpetual Preferred Stock (collectively, the “Patapsco TARP Preferred Stock”) upon such terms and conditions as may be agreed upon by Howard and the holders of the Patapsco TARP Preferred Stock, however, the agreement provides that if such shares of Patapsco Preferred Stock are not so redeemed, they will be converted into shares of Howard preferred stock with corresponding terms.  As of the date of this Agreement, the Patapsco TARP Preferred Stock had an aggregate liquidation preference of $6.3 million, with $2.0 million of accrued but unpaid dividends.  Pursuant to the Merger Agreement, at or prior to June 15, 2015, Patapsco shall issue to Howard, and Howard shall purchase from Patapsco, a sufficient number of Patapsco’s preferred stock (the “New Patapsco Preferred Shares”) at $1,000 per share.  The proceeds from the sale of the New Patapsco Preferred Shares will be used by Patapsco to bring current the payment of deferred interest through June 15, 2015 on Patapsco’s subordinated debentures issued to Patapsco Statutory Trust I.  Howard’s obligation to purchase the New Patapsco Preferred Shares is subject to the satisfaction of certain conditions as set forth in the Merger Agreement.

Howard has agreed to various customary covenants and agreements, including (1) to conduct its business in the ordinary course in all material respects during the interim period between the execution of the Merger Agreement and the consummation of the Merger, (2) to convene and hold a meeting of its stockholders to consider and vote upon the issuance of the shares of Howard common stock to be issued in the Merger (the “Merger Shares”) and the issuance of the Shares (as defined below) and (3) not to take certain actions during the interim period between the execution of the Merger Agreement and the consummation of the Merger (without the prior written consent of Patapsco).

Completion of the Merger is subject to various conditions, including, among others, (a) approval by Patapsco stockholders of the Merger, (b) approval by Howard stockholders of the issuance of the Merger Shares and the Shares, (c) effectiveness of the registration statement on Form S-4 for the Howard common stock to be issued in the Merger, (d) approval of the listing on The NASDAQ Stock Market, LLC of the Merger Shares, and (e) receipt of required regulatory approvals without the imposition of any condition or requirement that would, in the good faith reasonable judgment of the Board of Directors of either Patapsco or Howard constitute a Burdensome Condition (as defined in the Merger Agreement) or adversely impact the economic or business benefits to Patapsco or Howard, as applicable, of the transactions as to render consummation of the Merger inadvisable.  Each party’s obligation to consummate the Merger is also subject to certain additional customary conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) performance in all material respects by the other party of its obligations, (iii) not more than 10% of the outstanding shares of Patapsco’s common stock have properly effected their objection rights under Maryland law, (iv) there shall not have occurred, since the date of the Merger Agreement, a Material Adverse Effect (as such term is defined in the Merger Agreement) with respect to Howard or Howard Bank, on the one hand, or Patapsco and Patapsco Bank, on the other hand, and (v) the receipt by such party of an opinion from its counsel to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

The Merger Agreement, in addition to providing that the parties can mutually agree to terminate the Merger Agreement, contains certain termination rights for Howard and Patapsco, as the case may be, including upon: (1) final, non-appealable denial of required regulatory approvals or injunction prohibiting the transactions contemplated by the Merger Agreement; (2) October 31, 2015, or December 31, 2015 because of a failure to obtain any required regulatory approval or consent, if the Merger has not been completed by that time; (3) a breach by the other party that is not or cannot be cured within 30 days’ notice of such breach if such breach would result in a failure of the conditions to closing set forth in the Merger Agreement (provided that if the breach can be cured within 60 days’ notice, the cure period will be 60 days); (4) failure of Patapsco’s stockholders to approve the Merger or of Howard’s stockholders to approve the issuance of the Merger Shares and the Shares; (5) failure by the Patapsco Board of Directors to recommend that its stockholders approve the Merger at a time that such recommendation is required or a withdrawal or adverse modification of that recommendation; (6) the Patapsco Board of Directors has made a determination to accept a Superior Proposal or has entered into an agreement with respect to a Superior Proposal; or (7) (a) Howard or Howard Bank enter into an agreement with a view to being acquired by, or effecting a business combination, as a result of which Howard is not the surviving entity or Howard’s directors, as of the date of the Merger Agreement, do not comprise the majority of the surviving entity’s board of directors, with any entity other than Patapsco or Patapsco Bank and (b) the Patapsco Board of Directors determines that, after considering the advice of counsel, such transaction is not in the best interests of Patapsco’s stockholders (provided that Patapsco must exercise this termination option within 30 calendar days after Howard files a Current Report on Form 8-K regarding events triggering this termination option).  A “Superior Proposal” is a third party unsolicited bona fide written proposal to enter into an agreement with Patapsco on terms that the Patapsco Board of Directors determines in its good faith judgment, after consultation with and having considered the advice of its outside legal counsel and financial advisor: (i) would, if consummated, result in the acquisition of more than 50% of the issued and outstanding shares of Patapsco common stock or all, or substantially all, of the assets of Patapsco and Patapsco Bank on a consolidated basis; (ii) would result in a transaction that involves consideration to Patapsco’s stockholders that is more favorable than the consideration to be paid to Patapsco’s stockholders pursuant to the Merger Agreement (taking into account all legal, financial, regulatory and other aspects of such proposal and the entity making such proposal); (iii) is not conditioned on obtaining financing (and with respect to which Patapsco has reasonably assured itself of such entity’s ability to fully finance its proposal); and (iv) is reasonably likely to be completed on the terms proposed, in each case taking into account all legal, financial, regulatory and other aspects of such proposal.  In addition, if the Average Closing Price on the fifth business day immediately prior to the consummation of the Merger is less than $7.20, and the ratio of the Average Closing Price and $9.00 is less than the Nasdaq Bank Index by more than 20% during the period between February 27, 2015 and the fifth business day immediately prior to the consummation of the Merger, Patapsco may terminate the Merger Agreement.  Upon termination of the Merger Agreement in the event that the Merger Agreement is terminated (A) pursuant to either of clauses (5) or (6) above or (B) pursuant to any other provision because Patapsco (I) entered into a definitive term sheet, letter of intent or similar agreement with a view to being acquired by, or effecting a business combination with, any entity other than Howard, (II) entered into an agreement to merge, sell a material portion of its assets, or be acquired by any entity other than Howard, or (III) entered into an agreement to acquire a material amount of assets or a material equity position in any other entity, whether financial or otherwise in violation of the terms of the Merger Agreement, Patapsco will be obligated to pay Howard a termination fee of $500,000.

Upon consummation of the transaction, Gary R. Bozel and Thomas P. O’Neill, each of whom is a non-employee director of Patapsco, will be appointed to the Board of Directors of Howard and Howard Bank.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K filed the date hereof by Howard and is incorporated herein by reference. The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, such representations and warranties (i) will not survive consummation of the Merger, unless otherwise specified therein, and cannot be the basis for any claims under the Merger Agreement by the other party after termination of the Merger Agreement except as a result of fraud or a knowing breach as of the date of the Merger Agreement, and (ii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding Howard or Patapsco, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Howard or Patapsco, their respective affiliates or their respective businesses that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a Joint Proxy Statement of Howard and Patapsco and a Prospectus of Howard, as well as in the Forms 10-K, Forms 10-Q and other filings that Howard makes with the SEC.

Concurrently with the execution of the Merger Agreement, all of the directors of Patapsco entered into separate support agreements with Howard pursuant to which such individuals have agreed, subject to the terms set forth therein, to vote their shares of Patapsco common stock that they are entitled to vote for the Merger and related matters and to become subject to certain transfer restrictions with respect to their holdings of Patapsco common stock. The foregoing summary of the support agreements do not purport to be complete and are qualified in its entirety by the text of such agreements, the form of which is attached as Exhibit 99.3 (Form of Support Agreement) to this Current Report on Form 8-K filed the date hereof by Howard, and is incorporated herein by reference.

Institutional Investment

On March 2, 2015, Howard entered into investment agreements (the “Investment Agreements”) with seven bank institutional investors (each an “Investor” and collectively, the “Investors”) for the purchase and sale of an aggregate of 2,173,913 shares of Howard common stock (the “Shares”), for an aggregate purchase price of $24,999,999.50.  The purchase price per Share was $11.50.  The purchase and sale of the Shares pursuant to the Investment Agreements will be completed following approval by Howard’s stockholders of a resolution permitting the issuance pursuant Nasdaq Listing Standard 5635(d) at its upcoming annual meeting, which Howard expects to hold in May 2015.  When consummated, no Investor will own more than 9.9% of the outstanding shares of Howard common stock, without giving effect to the shares to be issued pursuant to the Merger Agreement.  Additionally, no board seats or board observation rights were provided to any Investor.

Pursuant to the Investment Agreements, the Company agreed to, among other things, prepare and file with the SEC, on or before the 30th day following issuance of the Shares, a registration statement registering the Shares for resale.  The Investment Agreements also contain representations, warranties and other agreements that are customary in transactions of this type.

The foregoing description of the Investment Agreements is qualified in its entirety by reference to the form of the Investment Agreement, a copy of which is filed as Exhibit 10.1 hereto, and incorporated by reference herein.

Item 3.02                      Unregistered Sales of Equity Securities.

The information set forth under the heading “Institutional Investment” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.  The offer and sale of the Shares were made in reliance upon the exemption from registration provided for by Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  No form of general solicitation or general advertising was used by Howard, or any representative of Howard, in connection with the offer or sale of the Shares.  Each of the Investors is an accredited investor.  This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such Shares be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and any applicable state securities laws.  The certificates evidencing such Shares will contain a legend stating the same.

Item 7.01                      Regulation FD Disclosure.

On March 3, 2015, Howard issued a press release regarding entering into the Merger Agreement with Patapsco and the offering and sale of the Shares.  The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  Information provided to the Investors by Howard is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Cautionary Statements about Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements of the goals, intentions, and expectations of the Company and Patapsco as to future trends, plans, events, results of operations and policies and regarding general economic conditions.  These forward-looking statements include, but are not limited to, statements about (i) the benefits of the merger between the Company and Patapsco and (ii) the Company’s plans, obligations, expectations and intentions.  In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases.  These statements are based upon the beliefs of the managements of Howard as to the expected outcome of future events, current and anticipated economic conditions, nationally and in the parties’ market, and their impact on the operations and assets of the parties, interest rates and interest rate policy, competitive factors, judgments about the ability of the parties to successfully consummate the merger and to integrate the operations of the two companies, the ability of Howard and Patapsco to avoid customer dislocation during the period leading up to and following the Merger, and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty.  Factors that could cause results and outcomes to differ materially include, among others: the ability to obtain required regulatory and stockholder approvals; the ability to complete the Merger as expected and within the expected timeframe; and the possibility that one or more of the conditions to the consummation of the Merger may not be satisfied.  Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein.  Readers are cautioned against placing undue reliance on such forward-looking statements.  Past results are not necessarily indicative of future performance.  Howard assumes no obligations to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this report.

Important Additional Information.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  Howard will file with the SEC a registration statement on Form S-4 containing a joint proxy statement/prospectus and other documents regarding the proposed transaction. The proxy materials will set forth complete details of the Merger. Howard and Patapsco stockholders and investors are urged to read the registration statement and the joint proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about Howard and Patapsco and the proposed transaction.

Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov.  Copies of the documents filed with the SEC by Howard will be available free of charge on Howard’s website at www.howardbank.com under the tab “Investor Relations” and then under the heading “SEC Documents” or by contacting George C. Coffman at (410) 750-0020.  You may also read and copy any reports, statements and other information filed with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington DC.  Information about the operation of the SEC Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The information on Howard's websites is not, and shall not be deemed to be, a part of this report or incorporated into other filings either Howard or Patapsco makes with the SEC.

Howard, Patapsco and their respective directors, executive officers and members of management may be deemed to be participants in the solicitation of proxies from the stockholders of Howard and Patapsco in connection with the transaction.  Information about the directors and executive officers of Howard is set forth in the proxy statement for Howard’s 2014 annual meeting of stockholders filed with the SEC on April 17, 2014.  Additional information regarding the interests of these participants and other persons who may be deemed participants in the merger may be obtained by reading the joint proxy statement/prospectus regarding the merger when it becomes available.

Item 9.01                      Financial Statements and Exhibits.

(d)                                  Exhibits:

2.1
Agreement and Plan of Merger, dated as of March 2, 2015, by and between Howard Bancorp, Inc. and Patapsco Bancorp, Inc. (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Howard undertakes to furnish supplemental copies of any of the omitted schedules or exhibits upon request by the Securities and Exchange Commission.)

10.1	Form of Investment Agreement, dated March 2, 2015, between Howard Bancorp, Inc. and certain investors.

99.1	Press release, dated March 3, 2015, of Howard Bancorp, Inc. announcing entry into transaction with Patapsco Bancorp, Inc. and completion of the private placement.

99.2	Information provided to Investors by Howard Bancorp, Inc.

99.3	Form of Support Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWARD BANCORP, INC.

Dated: March 3, 2015

	By:	/s/ George C. Coffman
George C. Coffman
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1
Agreement and Plan of Merger, dated as of March 2, 2015, by and between Howard Bancorp, Inc. and Patapsco Bancorp, Inc. (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K)

10.1	Form of Investment Agreement, dated March 2, 2015, between Howard Bancorp, Inc. and certain investors
99.1	Press release, dated March 3, 2015, of Howard Bancorp, Inc. announcing entry into transaction with Patapsco Bancorp, Inc. and completion of the private placement
99.2	Information provided to Investors by Howard Bancorp, Inc.
99.3	Form of Support Agreement